Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-249032) pertaining to the 2016 Stock Incentive Plan, 2020 Equity Incentive Plan, and 2020 Employee Stock Purchase Plan of Prelude Therapeutics Incorporated,

(2)
Registration Statement (Form S-8 Nos. 333-254349, 333-263642, 333-270549, 333-277122, and 333-285662) pertaining to the 2020 Equity Incentive Plan and 2020 Employee Stock Purchase Plan of Prelude Therapeutics Incorporated,

(3)
Registration Statement (Form S-3 No. 333-261019) of Prelude Therapeutics Incorporated,

(4)
Registration Statement (Form S-3 No. 333-277123) of Prelude Therapeutics Incorporated,

(5)
Registration Statement (Form S-3 No. 333-279829) of Prelude Therapeutics Incorporated, and

(6)
Registration Statement (Form S-3 No. 333-292048) of Prelude Therapeutics Incorporated;

of our report dated March 10, 2026, with respect to the financial statements of Prelude Therapeutics Incorporated included in this Annual Report (Form 10-K) of Prelude Therapeutics Incorporated for the year ended December 31, 2025.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 10, 2026